Exhibit 99.1

Investor Contact:	Media Contact:
Richard E. Fish	Lee A. Kimball
Chief Financial Officer	Vice President, Marketing
256-382-3827	919-863-7149
richard.fish@itcdeltacom.com	lee.kimball@itcdeltacom.com

FOR IMMEDIATE RELEASE

ITC^DELTACOM ANNOUNCES SALE OF

DATA CENTER TO QUALITY GROUP OF COMPANIES

West Point, Ga.—(September 1, 2005)—ITC^DeltaCom, Inc. (NASDAQ/NMS: ITCD), a leading provider of integrated communications services to customers in the southeastern United States, today announced that it has closed the previously announced sale of its e^deltacom business to Quality Group of Companies (Quality) including e^deltacom’s data center facility in Suwanee, Georgia. Proceeds from the sale of e^deltacom totaling approximately $25.8 million, before adjustments and transaction costs, will be used by ITC^DeltaCom for general corporate purposes.

“We are pleased to make today’s announcement as the additional capital both strengthens our balance sheet and bolsters the initiatives under way in the business to drive innovation.” said ITC^DeltaCom CEO Randall E. Curran.

The new company will be named Quality Technology Services (QualityTech). QualityTech will continue to provide managed colocation, hosting, security, data storage, monitoring and networking services and hardware solutions. Quality is a full-service developer and provider of specialized commercial and governmental facilities. “This is a strategic purchase for Quality that will launch our managed service business to the national market. With strategic partners like Hillcrest Bank, we have been able to significantly grow our data center presence in 2005.” said Quality CEO Chad L. Williams. Hillcrest Bank is headquartered in Overland Park, Kansas along with Quality Group of Companies.

Under the terms of the transaction, ITC^DeltaCom will continue to provide telecommunications services to e^deltacom and Quality.

Miller Buckfire & Co., LLC acted as the Company’s financial advisor on this transaction.

ABOUT ITC^DELTACOM, INC.

ITC^DeltaCom, headquartered in West Point, Ga., provides, through its operating subsidiaries, integrated telecommunications and technology services to businesses and consumers in the southeastern United States. ITC^DeltaCom has a fiber optic network spanning approximately 14,500 route miles, including more than 10,900 route miles of owned fiber, and offers a comprehensive suite of voice and data communications services, including local, long distance, enhanced data, Internet, colocation and managed services, and sells customer premise equipment to end-user customers. The Company operates approximately 29 voice switches and 74 data switches, and is one of the largest competitive telecommunications providers in its primary eight-state region. ITC^DeltaCom has interconnection agreements with BellSouth, Verizon, SBC, CenturyTel and Sprint for resale and access to unbundled network elements and is a certified competitive local exchange carrier (CLEC) in Arkansas, Texas, Virginia and all nine BellSouth states. For more information about ITC^DeltaCom, visit the Company’s Web site at http://www.itcdeltacom.com.

FORWARD-LOOKING STATEMENTS

Except for the historical and present factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions as they relate to ITC^DeltaCom, Inc. or its management are intended to identify these forward-looking statements. All statements by the Company regarding its expected financial position, revenues, liquidity, cash flow and other operating results, balance sheet improvement, business strategy, financing plans, forecasted trends related to the markets in which it operates, legal proceedings and similar matters are forward-looking statements. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Business–Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and in subsequent reports, include the Company’s dependence on new product development, rapid technological and market change, the Company’s dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risk factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, inability to integrate acquired companies successfully, customer reductions in services, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond the Company’s control. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements.

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